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                                                                  EXHIBIT 23.4


                                March 13, 1998

                CONSENT OF MORGAN STANLEY & CO. INCORPORATED



Siebel Systems, Inc.
1855 South Grant Street
San Mateo, California 94402

Dear Sirs:

        We hereby consent to the inclusion in the Registration Statement of Siebel Systems, Inc. ("Siebel") on Form S-4, with respect to the shares of Common Stock, par value $0.001 per share of Siebel, of our opinion letter appearing as Appendix B-1 to the Prospectus and Proxy Statement which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meanings of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED

                                        By: /s/ Charles R. Cory
                                            ------------------------------
                                            Charles R. Cory
                                            Managing Director